PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                Children's World Learning Center
                            DePere, WI

THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 28th day of December, 2001, by and between The Gausewitz Family Limited Partnership Limited
Partnership Also Known As The Gausewitz Family Limited Partnership (hereinafter called "Gausewitz") and AEI Income & Growth Fund XXII Limited Partnership (hereinafter called "Fund
XXII") (Gausewitz, Fund XXII (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XXII presently owns an undivided 7.3845% interest in and to, and The Gausewitz presently owns an undivided 16.5510% interest in and to, Dwight W. Peterson and Linda R. Peterson, married as joint tenants, presently own an undivided 14.1301% interest in and to, and Maricopa Land & Cattle Company, Inc., J.W. Gieszl, President, presently owns an undivided 13.1881% interest in and to, and Carl R.Whittington, trustee of the Carl
R. Whittington Trust dated October 6, 1996 presently owns an undivided 14.8036% interest in and to, and George M. Kunitake and Kay H. Kunitake, husband and wife as joint tenants and Steven T. Kunitake, a married man as his sole and separate property, all as joint tenants, presently own an undivided 16.7323% interest in and to, and the D & R Family Limited Partnership, a Nevada Limited Partnership dated 12/24/92 presently owns an undivided 17.2104% in and to the land situated in the City of DePere, County of Brown and State of WI, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Gausewitz's interest by Fund XXII; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Gausewitz of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1. The operation and management of the Premises shall be delegated to Fund XXII, or its designated agent, successors or assigns. Provided, however, if Fund XXII shall sell all of its interest in the Premises, the duties and obligations of Fund XXII respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall



Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI


be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XXII with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XXII as their sole and exclusive agent to deal with, and Fund XXII retains the sole right to deal with, any property agent or tenant and to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Gausewitz. As long as Fund XXII owns an interest in the Premises, only Fund XXII may obligate Gausewitz with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XXII agrees to require any lessee of the Premises to name Gausewitz as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XXII shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XXII shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XXII may offset against, pay to itself and deduct from any payment due to Gausewitz under this Agreement, and may pay to itself the amount of Gausewitz's share of any legitimate expenses of the Premises which are not paid by Gausewitz to Fund XXII or its assigns, within ten (10) days after demand by Fund XXII. In the event there is insufficient operating income from which to deduct Gausewitz's unpaid share of operating expenses, Fund XXII may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Tenant under terms of any lease agreement of the Premises.

Gausewitz has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XXII in the amount of $615 for the expenses, direct and indirect, incurred by Fund XXII in providing Gausewitz with quarterly accounting and distributions of Gausewitz's share of net income and for tracking, reporting and assessing the calculation of Gausewitz's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Gausewitz authorizes Fund XXII to deduct such amount from Gausewitz's share of revenue from the Premises. Gausewitz may terminate this agreement in this paragraph respecting accounting and


Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI



distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XXII pursuant to Section 1 hereof. Fund XXII may terminate its obligation under this paragraph upon 30 days notice to Gausewitz prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XXII's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XXII shall prepare an accurate income statement for the ownership of the
Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Gausewitz shall be entitled to receive 16.5510% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to
Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XXII, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XXII sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This Co-Tenancy Agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until July 14, 2029 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but



Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI



its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows:


If to Fund XXII:

AEI Income & Growth Fund XXII Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota   55101

If to Gausewitz:

The Gausewitz Family Limited Partnership Limited Partnership
Also Known As The Gausewitz Family Limited Partnership
Mary H. Gausewitz, Trustee, its General Partner
2483 Westbrook Avenue SE
Magnolia, Ohio 44643

If to Peterson:

Dwight W. Peterson and
Linda R. Peterson, married as joint tenants
1344 Wildhorse Point
Saratoga Springs, UT 84023

If to Maricopa:

Maricopa Land & Cattle Company, Inc.
J.W. Gieszl, President
5724 E. Exeter Boulevard
Phoenix, AZ  85018

If to Whittington:

Carl R. Whittington, trustee of the
Carl R. Whittington Trust dated October 6, 1996
7060 Lakeside Point Drive
Belmont, NC 28012


Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI



If to Kunitake:

George M. and Kay H. Kunitake, husband and wife as joint tenants, and Steven T. Kunitake, a married man as his sole and separate property, all as joint tenants
153 Exeter
San Carlos, CA  94070

If to D & R:

D  &  R  Family Limited Partnership, a Nevada Limited Partnership
dated 12/24/92
Robert DeKlotz, Partner
1760 E. North Hills Drive
LaHabra, CA  90631

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.




Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI




IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.


     The Gausewitz Family Limited Partnership Limited Partnership
     Also Known As The Gausewitz Family Limited Partnership


     By: /s/ Mary H Gausewitz General Partner
             Mary H. Gausewitz, Trustee, its General Partner



          WITNESS:

         /s/ Carl Gausewitz

             Carl Gausewitz
              (Print Name)


State of OHIO)
                  ) ss.
County of STARK)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 21st day of December, 2001, Mary H. Gausewitz, Trustee, its General Partner of The Gausewitz Family Limited Partnership Limited Partnership Also Known As The Gausewitz Family Limited Partnership who executed the foregoing instrument in said capacity.

                              /s/ Helen Thomas Gortney
                                   Notary Public
                  /s/ My Commission Expires 07-15-04


Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI


 Fund XXII: AEI Income & Growth Fund XXII Limited Partnership

            By: AEI Fund Management XXI, Inc., its corporate general
                partner

            By: /s/ Robert P Johnson
                    Robert P. Johnson, President


          WITNESS:

          /s/ Kim Barkley

              Kim Barkley
              (Print Name)


State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 28th day of December, 2001, Robert P. Johnson, President of AEI Fund Management XXI, Inc., corporate general partner of AEI Income & Growth Fund XXII Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Debra A Jochum
                                   Notary Public


[notary seal]




Co-Tenant Initial: /s/ MG
Co-Tenancy Agreement for Children's World Learning Center, DePere, WI


                             EXHIBIT "A"


                          LEGAL DESCRIPTION




               All of Lot One (1) of Volume 34 Certified Survey Maps, Page 125, Brown County Records, and is located in part of Government Lots 1 and 2, Section Thirty-five
          (35) and part of Government Lot 1 and part of the Southeast One-quarter of the Northeast, One-quarter (SE 1/4 - NE 1/4), Section Thirty-four (34), all being in Township Twenty-three (23) North, Range Twenty (20) East, in the Town of Ledgeview, Brown County, Wisconsin.

               and

               Part of Lot One (1) of Volume 30 Certified Survey Maps, Page 71, Brown County Records, being part of Government Lots 1 and 2, Section Thirty-five (35), Township Twenty-three (23) North, Range Twenty (20)
          East,   in   the  Town  of  Ledgeview,  Brown   County,
          Wisconsin, more fully described as follows:
               Commencing at the West 1/4 corner, Section 35, T23N, R20E; thence N01 36' 23" West, 1763.33 feet along the West line of said Section 35, to the South right-of-way of Heritage Road, also known as C.T.H. "X"'; thence N89 02'44" East, 82.54 feet along said right-of-way to the point of beginning; thence N89 02'44" East 53.61 feet along said right-of-way; thence 167.98 feet along said right-of-way, being the arc of a 1095.92 foot radius curve to the right, whose long chord bears S86 33'48" East, 167.82 feet; thence S1 36' 23" East,
          539.93 feet along the East line of Lot 1, Volume 30 Certified Survey Maps, Page 71, Brown County Records, to the North right-of-way of Swan Road; thence S88 33' 16" West, 220.77 feet along said right-of-way; thence N 1 36' 23" West, 554.67 feet along the East line of Lot 1, Volume 34 Certified Survey Maps, Page 125, Brown County Records, to the point of beginning.


               Tax     Parcel     No.    D-50-1    and     D-84-1
          Arcadian Lane/Heritage Road
                                             De Pere, WI  54115